UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):January 20, 2006

WHITNEY INFORMATION NETWORK, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-27403	84-1475486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 Cape Coral Parkway, Suite A, Cape Coral, Florida		33904
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:(239) 542-0643

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): ☐

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 20, 2006, Mr. Alfred R. Novas was appointed Chief Financial Officer of Whitney Information Network, Inc. (“the Company”), replacing Ronald S. Simon who acted as the Company’s Chief Financial Officer.  Mr. Novas joins the Company from Novas and Associates where he led a strategic and financial planning consulting practice since 2002.  Prior to this, Mr. Novas held senior financial and executive positions with Childtime Learning Centers, Inc. (from 2001 until 2002), and Tutor Time Learning Systems (1998-2001), Burger King Corporation, The Pillsbury Company, and Pizza Hut, Inc.  Mr. Novas started his career with Touche Ross & Co. (now Deloitte & Touche LLP), has a Bachelor of Business Administration degree from the University of Notre Dame and Master of Accounting degree from St. Thomas University.

Exhibit 10.12   Employment Contract between Alfred R. Novas and Whitney Information Network, Inc. dated January 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY INFORMATION NETWORK, INC. (Registrant)

Date January 20, 2006
By:	/s/ RONALD S SIMON
Ronald S. Simon, Executive Vice President